Exhibit 99.1

Health Sciences Acquisitions Corporation Sets Date for Special Meeting of Stockholders to Vote on Transaction with Immunovant Sciences Ltd.

NEW YORK - Health Sciences Acquisitions Corporation ("HSAC," NASDAQ: HSAC), a special purpose acquisition company sponsored by RTW Investments, LP, announced today that it has set a record date and a meeting date for the special meeting of its stockholders to, among other things, consider and vote on a proposal to approve the transactions contemplated by the previously announced share exchange agreement pursuant to which HSAC will acquire 100% of the issued and outstanding shares in Immunovant Sciences Ltd., a clinical-stage biopharmaceutical company focused on enabling normal lives for patients with autoimmune diseases.

The special meeting will be held at 10:00 a.m., local time, on December 16, 2019 at the offices of Loeb & Loeb LLP, 345 Park Ave, New York, New York 10154. The board of directors of HSAC set November 20, 2019 as the record date for the special meeting. A definitive proxy statement relating to the special meeting was filed with the SEC on November 27, 2019.

The completion of the share exchange remains subject to customary closing conditions, including receipt of approval from HSAC stockholders at the special meeting. If approved by HSAC’s stockholders, the share exchange is expected to close promptly after the special meeting.

A complete list of HSAC stockholders of record entitled to vote at the special meeting will be available for ten days before the special meeting at the principal executive offices of HSAC for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting.

About Health Sciences Acquisitions Corporation

HSAC is a Delaware company established for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. On May 14, 2019, HSAC raised $115 million to achieve this goal. As of September 30, 2019, there was approximately $116.0 million in HSAC's trust account. HSAC is sponsored by RTW Investments, LP. For further information about the sponsor, please visit www.rtwfunds.com.

About Immunovant

Immunovant, a member of the Roivant family of companies, is a clinical-stage biopharmaceutical company focused on enabling normal lives for patients with autoimmune diseases. Immunovant is developing IMVT-1401, a novel, fully human anti-FcRn monoclonal antibody, as a subcutaneous injection for the treatment of autoimmune diseases mediated by pathogenic IgG antibodies. For further information about Immunovant, please visit www.immunovant.com.

Important Notice Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target,” “believe,” “expect,” “will,” “shall,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” “forecast,” “intend,” “plan,” “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Examples of forward-looking statements include, among others, statements made in this press release regarding the Business Combination (as defined below) contemplated by the share exchange agreement (the “Share Exchange Agreement”) among Health Sciences Acquisitions Corporation (“HSAC”), Immunovant Sciences Ltd. (“Immunovant”), Roivant Sciences Ltd., and the stockholders of HSAC (the “Business Combination”), including the expected timing of the closing of the Business Combination and Immunovant’s plans and objectives. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on HSAC and Immunovant managements’ current beliefs, expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results and outcomes to differ materially from those indicated in the forward-looking statements include, among others, the following: (1) the occurrence of any event that could give rise to the termination of the Share Exchange Agreement; (2) the outcome of any legal proceedings that may be instituted against HSAC, the combined company, or others following the announcement of the Business Combination and the Share Exchange Agreement; (3) the inability to complete the Business Combination due to the failure to obtain approval of HSAC’s stockholders or to satisfy other conditions to closing in the Share Exchange Agreement; (4) changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws; (5) the ability to meet the Nasdaq Stock Market LLC (“Nasdaq”) listing standards following the consummation of the Business Combination; (6) the risk that the Business Combination disrupts current plans and operations of Immunovant as a result of the announcement and consummation of the Business Combination; (7) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with third parties and partners, obtain adequate supply of raw materials and retain its management and key employees; (8) costs related to the Business Combination; (9) changes in applicable laws or regulations; (10) the possibility that Immunovant or the combined company may be adversely affected by other economic, business, regulatory, and/or competitive factors; (11) Immunovant’s estimates of expenses; (12) the impact of foreign currency exchange rates and interest rates fluctuations on the results of Immunovant or the combined company; and (13) other risks and uncertainties indicated in the definitive proxy statement filed by HSAC with the SEC in connection with the Business Combination, including those under “Risk Factors” therein, and other documents filed or to be filed from time to time with the SEC by HSAC.

A further list and description of risks and uncertainties can be found in HSAC’s definitive proxy statement on Schedule 14A that wase filed with the SEC other documents that the parties may file or furnish with the SEC, which you are encouraged to read. Any forward-looking statement made by us in this press release is based only on information currently available to HSAC and Immunovant and speaks only as of the date on which it is made. HSAC and Immunovant undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

Disclaimer

This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Participants in the Solicitation

Immunovant Sciences Ltd. (“Immunovant”), Health Sciences Acquisitions Corporation (“HSAC”), and their respective directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the holders of shares of HSAC common stock in respect of the Business Combination described herein. Information about HSAC’s directors and executive officers and their ownership of HSAC common stock is set forth in HSAC’s definitive proxy statement dated November 27, 2019 (the “Definitive Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”), as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such filing. Other information regarding the interests of the participants in the proxy solicitation are included in the Definitive Proxy Statement pertaining to the Business Combination. These documents can be obtained free of charge from the sources indicated below.

Additional Information and Where To Find It

In connection with the transaction described herein, HSAC has filed and will file relevant materials with the SEC, including the Definitive Proxy Statement with the SEC, HSAC has mailed the Definitive Proxy Statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the transaction. INVESTORS AND SECURITY HOLDERS OF HSAC ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT HSAC WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HSAC, IMMUNOVANT AND THE TRANSACTION. The Definitive Proxy Statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by HSAC with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) or by writing to Health Sciences Acquisitions Corporation, 412 West 15th Street, Floor 9, New York, NY 10011.

Contacts:

Stephanie A. Sirota
Vice President of Corporate Strategy and Corporate Communications
Health Sciences Acquisitions Corporation
hsac@rtwfunds.com

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